EXHIBIT 21

Subsidiaries of The St. Paul Companies, Inc.

State or Other Jurisdiction of Incorporation
Name

(1)	St. Paul Fire and Marine Insurance Company		Minnesota
Subsidiaries:
	(i)	St. Paul Mercury Insurance Co.	Minnesota
	(ii)	St. Paul Guardian Insurance Co.	Minnesota
	(iii)	The St. Paul Insurance Co. of Illinois*	Illinois
	(iv)	St. Paul Fire and Casualty Insurance Co.	Wisconsin
	(v)	St. Paul Property and Casualty Insurance Co.**	Nebraska
	(vi)	Seaboard Surety Company	New York
Subsidiary:
		(a) Northern Indemnity, Inc.	Canada
	(vii)	St. Paul Insurance Co. of North Dakota	North Dakota
	(viii)	St. Paul Specialty Underwriting, Inc.	Delaware
Subsidiaries:
		(a) St. Paul Surplus Lines Insurance Co.	Delaware
		(b) Athena Assurance Co.	Minnesota
		(c) St. Paul Medical Liability Insurance Co.	Minnesota
	(ix)	Northbrook Holdings, Inc.	Delaware
Subsidiaries:
		(a) Discover Property & Casualty Insurance Co.	Illinois
		(b) Northbrook Property and Casualty Insurance Co.	Illinois
	(x)	St. Paul Venture Capital IV, L.L.C.	Delaware
	(xi)	St. Paul Venture Capital V, L.L.C.	Delaware
	(xii)	St. Paul Venture Capital VI, L.L.C.	Delaware
	(xiii)	St. Paul Properties, Inc.	Delaware
Subsidiaries:
		(a) 350 Market Street, Inc.	Minnesota
	(xiv)	United States Fidelity and Guaranty Co.	Maryland
Subsidiaries:
		(a) Fidelity and Guaranty Insurance Underwriters, Inc.	Wisconsin
		(b) Fidelity and Guaranty Insurance Co.	Iowa
		(c) USF&G Insurance Company of Mississippi	Mississippi
		(d) Discover Specialty Insurance Company	Illinois
		(e) USF&G Specialty Insurance Co.	Maryland
		(f) USF&G Family Insurance Co.	Maryland
		(g) GeoVera Insurance Co.	Maryland
		(h) Pacific Select Property Insurance Co.	California
		(i) F&G Specialty Insurance Services, Inc.	California
		(j) Discover Re Managers, Inc.	Delaware
Subsidiaries:
		(i) Discover Reinsurance Co.	Indiana
		(ii) Discovery Managers, Ltd.	Indiana

	(xiv)	Unionamerica Holdings plc	United Kingdom
	(xv)	3921042 Canada Inc.	Canada
		(a) 3207692 Canada Limited	Canada
		(i) 3112675 Canada	Canada
		(1) St. Paul Guarantee Insurance Company	Canada
		(2) 176856 Canada Inc.	Canada
		(a) Coronation Insurance Company Ltd.	Canada

(2)	Nuveen Investments, Inc.***		Delaware
Subsidiaries:
	(i)	Nuveen Investments. LLC	Delaware
	(ii)	Nuveen Advisory Corp.	Delaware
	(iii)	Nuveen Institutional Advisory Corp.	Delaware
	(iv)	Nuveen Asset Management, Inc.	Delaware
	(v)	Rittenhouse Asset Management, Inc.	Delaware
	(vi)	Nuveen Senior Loan Asset Management, Inc.	Delaware
	(vii)	Symphony Asset Management, LLC	California
	(viii)	Nuveen Asia Investments, Inc.	Delaware
	(ix)	Nuveen Investment Holdings, Inc.	Delaware
	(x)	Nuveen Investment Advisers, Inc.	Delaware
	(xi)	NWQ Investment Management Company, LLC	Delaware

(3)	St. Paul Re, Inc.		New York

(4)	Camperdown Corporation		Delaware

(5)	St. Paul Venture Capital, Inc.		Delaware

(6)	St. Paul London Properties, Inc.		Minnesota

(7)	Octagon Risk Services, Inc.		Minnesota

(8)	St. Paul Multinational Holdings, Inc.		Delaware
Subsidiaries:
	(i)	St. Paul Insurance Company (S.A.) Limited	South Africa
	(ii)	Botswana Insurance Company Limited	Botswana

(9)	SPC Insurance Agency, Inc.		Minnesota

(10)	St. Paul Bermuda Holdings, Inc.
	Subsidiaries:		Delaware
	(i)	St. Paul (Bermuda), Ltd.	Bermuda
	(ii)	St. Paul Re (Bermuda), Ltd.	Bermuda

(11)	Captiva, Ltd.		Bermuda

(12)	St. Paul Reinsurance Company Limited		United Kingdom

(13)	St. Paul International Insurance Company Limited		United Kingdom

(14)	New World Insurance Company Ltd.	Guernsey

(15)	Lesotho National Insurance Holdings Limited	Lesotho

(16)	St. Paul Syndicate Holdings, Ltd.	United Kingdom
Subsidiary:
	(i) F&G Overseas, Ltd.	Cayman Islands

(17)	Camperdown UK Limited	United Kingdom

(18)	USF&G Financial Services Corporation	Maryland

(19)	Mountain Ridge Insurance Co.	Vermont

(20)	St. Paul Aviation Inc.	Minnesota

*Merged into St. Paul Fire and Marine Insurance Company as of January 1, 2003.

**Merged into St. Paul Fire and Marine Insurance Company as of January 2, 2003.

***Nuveen Investments, Inc is a majority-owned subsidiary jointly owned by The St. Paul, which holds a 66% interest, and Fire and Marine, which holds a 13% interest.  The remaining 21% is publicly held.